EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 2015, except for the last paragraph of Note 14, as to which the date is September 24, 2015, relating to the financial statements of Aclaris Therapeutics, Inc., which appears in Aclaris Therapeutics, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-206437).

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

October 15, 2015